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                                 Exhibit 21.1

                   Corporate Organization of NCO Group, Inc.

NCO Group, Inc.
Pennsylvania corporation

                           Wholly-Owned Subsidiaries

NCO Financial Systems, Inc.
Pennsylvania corporation
also doing business as "The Sentry Group" and "American Financial
Enterprises - Collection Division"

NCO Funding, Inc.
Delaware corporation

Management Adjustment Bureau, Inc.
New York corporation

NCO Teleservices, Inc.
Pennsylvania corporation also doing business as "The Response
Center"

NCO Financial Systems of MI, Inc.
Michigan corporation

CRWF Acquisition, Inc.
Pennsylvania corporation doing business as "CRW Financial"

K&K Acquisition, Inc.
Pennsylvania corporation doing business as "Kaplan & Kaplan"

NCO Financial Systems of NC, Inc.
North Carolina corporation

Goodyear & Associates, Inc.
North Carolina corporation

Advantage Financial Services, Inc.
an Ohio corporation

Advantage Southeast, Inc.
a Tennessee corporation

American Transportation Services Bureau, Inc.
an Ohio corporation


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Credit Acceptance Corporation
a Pennsylvania corporation

CRW California, Inc.
a Delaware corporation

CRW Texas, Inc.
a Delaware corporation

CC Services, Inc.
a Delaware corporation